AMENDMENT NO. 2
TO
BURLINGTON RESOURCES INC.
1998 EMPLOYEE PHANTOM STOCK PLAN

The Burlington Resources Inc. 1998 Employee Phantom Stock Plan (the “Plan”) is hereby amended as follows:

1.    Section 2.4 of the Plan is amended, effective as of the “Effective Time” as defined in that certain Agreement and Plan of Merger dated as of December 12, 2005 by and among Burlington Resources Inc., ConocoPhillips and Cello Acquisition Corp. (the “Effective Time”), to read as follows:

“2.4 Common Stock

The Common Stock, par value $.01 per share, of the Company or such other class of shares or other securities as may be applicable pursuant to the provisions of Section 5 (except as otherwise provided in Section 6.7).”

2.    Section 2 of the Plan is amended, effective as of December 12, 2005, by adding the following new Section 2.11:

“2.11 Merger Agreement

The Agreement and Plan of Merger, dated December 12, 2005, by and among the Company, ConocoPhillips and Cello Acquisition Corp., a wholly owned subsidiary of ConocoPhillips, pursuant to which the Company will be merged with and into Cello Acquisition Corp.”

3.    Section 6.6 is amended, effective as of December 12, 2005, to read as follows:

“6.6  All shares of Phantom Stock shall automatically vest and immediately be payable upon a Change in Control; provided, however, that any shares of Phantom Stock granted after December 12, 2005 will not vest and be immediately payable at the Effective

Time (as defined in the Merger Agreement), but will instead retain their normal vesting schedule subject to vesting in full and immediate payment in the event, following the Effective Time, of a termination of employment of the holder by the Company (or ConocoPhillips) without “Cause” (as such term is defined in the Company’s Employee Change in Control Severance Plan) or by the holder for “Good Reason” (as such term is defined in the Company’s Employee Change in Control Severance Plan) prior to full vesting.”

4.    Section 6 of the Plan is amended, effective as of the Effective Time, by adding the following new Section 6.7:

“6.7  At the “Effective Time” as defined in the Merger Agreement, each share of Phantom Stock shall be converted in accordance with the Merger Agreement into phantom shares of common stock of ConocoPhillips, and thereafter the term “Common Stock” for purposes of this Plan shall mean common stock of ConocoPhillips.”